UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 24, 2018 (August 22, 2018)

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ROPER TECHNOLOGIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-12273	51-0263969

(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

6901 PROFESSIONAL PKWY EAST, SUITE 200, SARASOTA, FLORIDA	34240

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(941) 556-2601

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2of this chapter).

Emerging growth company [    ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [    ]

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2018, Brian D. Jellison, Chairman of the Board of Directors (the “Board”), President and Chief Executive Officer of Roper Technologies, Inc. (the “Company”), notified the Board that, following the diagnosis of a medical condition, he will resign from his positions as President and Chief Executive Officer, effective September 1, 2018. Mr. Jellison will remain employed with the Company as Executive Chairman of the Board.
On August 22, 2018, the Board appointed L. Neil Hunn, formerly Executive Vice President and Chief Operating Officer of the Company, to the positions of President and Chief Executive Officer, effective September 1, 2018. Mr. Hunn’s compensation in connection with his appointment as President and Chief Executive Officer has not been determined at this time. The Company will file an amendment to this Current Report on Form 8-K disclosing such information when it has been determined. The information about Mr. Hunn required under Items 401(b), (d) and (e) and Item 404(a) of Regulation S-K is incorporated by reference from the Company’s proxy statement for the 2018 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 30, 2018.
A copy of the press release announcing Mr. Jellison’s resignation and Mr. Hunn’s appointment is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of the Company dated August 24, 2018

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROPER TECHNOLOGIES, INC.
(Registrant)

Date: August 24, 2018	By:	/s/ Robert C. Crisci
Robert C. Crisci
Vice President and Chief Financial Officer